Exhibit 10.1

SECOND AMENDMENT TO

EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (“Second Amendment”) is made by and between Inteliquent, Inc. (f/k/a Neutral Tandem, Inc. and referred to herein as the “Company”) and G. Edward Evans (the “Executive”). This Second Amendment is made as of May 8, 2014.

BACKGROUND

A. The Company and Executive entered into an Employment Agreement dated April 1, 2011 (as amended, the “Agreement”).

B. The parties wish to amend the Agreement to reflect the following change.

THE AGREEMENT

The parties agree as follows:

1. Definitions. All capitalized terms not defined in this Second Amendment have the same meanings given to those terms in the Agreement.

2. Section 2.2. Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

2.2	Bonus. The Executive will be eligible to receive an annual bonus in respect of each calendar year during the term of this Agreement in the form of a cash payment of 75% of Executive’s base salary in the applicable calendar year (or such greater percentage as the Board may determine). Any bonus will be based on the extent to which Executive achieves performance goals to be established by the Board from time to time in consultation with the Executive. The Company will pay Executive’s bonus, if any, no later than March 15 in the calendar year following the calendar year to which the bonus relates. No bonus shall be deemed to have been earned by Executive for any calendar year in which the Executive is not actively employed as of December 31 of the calendar year to which the bonus relates.

3. Section References. Section titles used in this Second Amendment have no substantive meaning and are not a part of the parties’ agreement.

4. Successors and Assigns. This Second Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

5. Entire Agreement. Except as expressly modified by this Second Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Company and Executive. This Second Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this Second Amendment

The Company and Executive have executed this Second Amendment as of the date set forth above.

Inteliquent, Inc.		G. Edward Evans

By:	/s/ Richard L. Monto	By:	/s/ G. Edward Evans
Name:	Richard L. Monto
Title:	General Counsel and Secretary

2